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                                                                    EXHIBIT 10.1


                             SIGNALSOFT CORPORATION





                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT



                                   DATED AS OF

                                DECEMBER 15, 1999



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                             SIGNALSOFT CORPORATION

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                  This Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement" or the "Agreement") is made as of December 15, 1999 by and among SignalSoft Corporation, a Delaware corporation (the "Company") and the purchasers/investors listed on Exhibit A attached hereto (each a "Purchaser" or "Investor" and together the "Purchasers", "Investors" or "Purchasers/Investors").

                  The parties hereby agree as follows:

                  1.   PURCHASE AND SALE OF PREFERRED STOCK.

                       1.1    SALE AND ISSUANCE OF SERIES C PREFERRED STOCK.

                              (a) The Company shall adopt and file with the
Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "Restated Certificate").

                              (b) Subject to the terms and conditions of this
Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series C Preferred Stock set forth opposite each such Purchaser's name on Exhibit A attached hereto at a purchase price of $5.92 per share. The shares of Series C Preferred Stock issued to the separate Purchaser(s) pursuant to this Agreement as amended from time to time shall be hereinafter referred to as the "Stock."

                       1.2    CLOSING; DELIVERY; ADDITIONS TO EXHIBIT A.

                              (a) The initial purchase and sale of the Stock
shall take place at the offices of the Company, 1495 Canyon, Boulder, CO 80302 at 11:00 a.m. on December 17, 1999, or at such other time and place as the Company and the Purchasers/Investors mutually agree upon, orally or in writing (a "Closing"). This Agreement may be amended prior to February 28, 2000 to add additional Purchasers/Investors and increase the shares of Stock being sold; provided that the total number of shares of Stock sold hereunder shall not exceed 5,574,324 and the purchase price per share shall be $5.92 per share. Such additional purchases and sales shall be consummated at such other times and places as the Company and the additional Purchasers/Investors mutually agree upon (all of which time(s) and place(s) is referred to a "Closing"); provided that no such purchase and sale shall close after February 28, 2000 without the consent of the holders of a majority of the then issued and outstanding Series C Preferred Stock.

                              (b) At the Closing, the Company shall deliver to
each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check or by wire transfer to the Company's bank account and following such Purchaser's compliance with the terms and conditions of subparagraph 1.2(c) below.


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                              (c) At the Closing (which can occur, as stated in
subparagraph 1.2(a) above, in stages such that separate Investors may purchase Stock on different dates, including but not limited to the anticipated December 17, 1999 closing date for the initial Purchasers, including those Purchasers which are holders of the Series A and B Preferred Stock), each Investor who has not previously executed this Series C Purchase Agreement and/or Amendment Two to 8/1/96 Investors' Rights Agreement and Amendment Three to 8/1/96 Principal Stockholders Agreement must execute all three of these agreements (defined in Section 2.4 below) by signing the appropriate Signature Page for each, as a precondition to the Company's delivery of the certificate referenced in subparagraph 1.2(b) above to such Investor.

                  2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C:

                    2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under the Agreements. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the State of Colorado, the only jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

                    2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the initial Closing, of:

                        (a) 11,000,000 shares of preferred stock, of which 1,571,700 shares have been designated Series A Preferred Stock, and 3,835,148 shares have been designated Series B Preferred Stock, all of which are issued and outstanding, and 5,574,324 shares have been designated Series C Preferred Stock, none of which will be issued and outstanding immediately prior to the initial Closing. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock (collectively the "Preferred Stock") are as stated in the Restated Certificate.

                        (b) 20,000,000 shares of common stock, 6,393,636 shares of which are, and will be, issued and outstanding immediately prior to the initial Closing. All of the issued and outstanding shares of common stock (the "Common Stock") have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 11,000,000 shares of common stock for issuance upon conversion of the Preferred Stock.

                        (c) The Company has reserved 2,000,000 shares of common stock for issuance to officers, directors, employees and consultants of the Company pursuant to its Nonqualified Stock Option Plan dated November 17, 1995 duly adopted by the Board of Directors

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and approved by the Company stockholders, and amended by the Board of Directors effective August 1, 1996 (the "Stock Plan"). Of such reserved shares of common stock, options to purchase 1,634,729 shares of common stock have been granted, 10,530 of which options have been terminated and returned to the pool, options to purchase 30,000 shares are reserved to be granted to a current employee and 345,801 shares of such reserved stock remain available for issuance of options to officers, directors, employees and consultants pursuant to the Stock Plan. As of the date of the initial Closing, the rights to purchase 860,590 shares of Common Stock have vested and are unexercised; only such vested amount will be used in calculating the purchase price of all Stock sold hereunder, regardless of timing of subsequent Closings.

                        (d) Except for outstanding options issued pursuant to the Stock Plan, and various provisions contained in the Restated Certificate and the Agreements (defined below), the only outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock are the warrants agreed to be issued to providers of the bridge loans of September 21, 1999 (the "Bridge Loans"), which will cover not to exceed in aggregate 40,000 shares of Common Stock.

                    2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any capital stock or voting interest in any other corporation, association, or other business entity.

                    2.4 AUTHORIZATION. All corporate action on the part of the Company, and its directors and stockholders necessary for the authorization, execution and delivery of (a) this Series C Purchase Agreement, (b) Amendment Two to the 8/1/96 Investors' Rights Agreement dated as of December 15, 1999 (both the 8/1/96 Investors' Rights Agreement, as previously amended and Amendment Two thereto hereinafter collectively referred to as the "Amended Investors' Rights Agreement") in the forms attached hereto as Exhibit D and the Amended Investors' Rights Agreement, (c) Amendment Three to the 8/1/96 Principal Stockholders Agreement dated as of December 15, 1999 (both the 8/1/96 Principal Stockholders Agreement, as previously amended and Amendment Three thereto hereinafter collectively referred to as the "Amended Principal Stockholders Agreement") in the forms attached hereto as Exhibit E and the Amended Principal Stockholders Agreement -- which Amended Investors' Rights Agreement and Amended Principal Stockholders Agreement, together with this Series C Purchase Agreement, are herein collectively referred to as the "Agreements") -- the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the common stock issuable upon conversion of the Stock has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or

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other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Amended Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                    2.5 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchasers/Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The common stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

                    2.6 GOVERNMENTAL CONSENTS. Subject to and based in part upon the truth and accuracy of the representations and warranties of the Purchasers in Section 3 hereof, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Restated Certificate on or before Closing and timely filings to be made pursuant to Section 11-51-308(1)(p) of Colorado Revised Statutes, 1973, as amended, and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

                    2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, currently threatened against the Company, that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company, currently pending or which the Company intends to initiate.

                    2.8 PATENTS AND TRADEMARKS. The Company believes it owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any

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contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted. To the best of the Company's knowledge, neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

                    2.9 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

                    2.10 AGREEMENTS; ACTION.

                         (a) Except as disclosed in paragraph 1 of Exhibit C
hereto, there are no agreements or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                         (b) Except for agreements explicitly contemplated by
the Agreements and those agreements referenced in Exhibit C hereto, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or annual payments to, the Company in excess of $500,000, or (ii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                         (c) The Company has not (i) declared or paid any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities which are outstanding individually in excess of $500,000 or in excess of $1,000,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.


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                         (d) The Company has provided copies of all its material
contracts and agreements to the Purchasers who have requested same; provided that it is not obligated to provide any contracts which are covered by confidentiality agreements prohibiting such action; and provided further that it is not obligated to provide proprietary contracts to any Purchaser which the Company determines to be potentially capable of competing with the Company.

                         (e) The Company has not engaged in the past three (3)
months in any discussion (i) with any representative of any corporation, partnership, association or other business entity or any individual regarding the merger of the Company with or into any such corporation or entity, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

                    2.11 DISCLOSURE. The Company has provided prospective purchasers with the Confidential Private Placement Memorandum dated September 15, 1999 (the "Placement Memorandum"), and the Company has provided the Purchasers with all additional information which the Purchasers have requested for deciding whether to acquire the Stock. The Placement Memorandum and such information did not as of its date, and the representations and warranties herein (including the Exhibits hereto) do not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. The Placement Memorandum and the financial and other projections contained in the Placement Memorandum were prepared based upon assumptions which Company management considered reasonable; however, such statements are forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in such projections as a result of various factors, including the risks discussed in "Risk Factors" and elsewhere in the Placement Memorandum.

                    2.12 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of the Company's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. None of the Company's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company.


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                    2.13 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as
contemplated in the Amended Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the best of the Company's knowledge, except as contemplated in the Principal Stockholders Agreement, no stockholders of the Company have entered into any agreements with respect to the voting of capital shares of the Company.

                    2.14 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                    2.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances created by the Company.

                    2.16 FINANCIAL STATEMENTS. The Company has made available to each Purchaser its audited financial statements (including balance sheet and statement of operations for the twelve month periods ending December 31, 1997 and 1998 (the "Audited Financial Statements") and has included selected unaudited income statement data for the interim six month periods ended June 30, 1998 and 1999 (the "Unaudited Financial Data"). The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. The income statements from which the Unaudited Financial Data was selected have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and fairly present the operating results of the Company as of the dates, and for the periods, indicated therein; provided that such income statements do not include the effect of normal year-end or audit adjustments. Except as set forth in the Audited Financial Statements, the Company has no material liabilities, contingent or otherwise other than (i) as contemplated by the Placement Memorandum, and (ii) liabilities and obligations under contracts and commitments incurred in the ordinary course of business subsequent to December 31, 1998. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                    2.17 CHANGES. Since December 31, 1998, except as contemplated in the Placement Memorandum, there has not been:


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                         (a) any material adverse change in the assets,
liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except the Bridge Loans and except for changes consistent with results for disclosed periods;

                         (b) any damage, destruction or casualty loss, whether
or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                         (c) any waiver or compromise by the Company of a
valuable right or of a material debt owed to it;

                         (d) any satisfaction or discharge of any lien, claim,
or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                         (e) any material change to a material contract or
agreement by which the Company or any of its assets is bound or subject;

                         (f) any material change in any compensation arrangement
or agreement with any employee, officer, director or stockholder;

                         (g) any sale, assignment or transfer of any patents,
trademarks, copyrights, trade secrets or other intangible assets;

                         (h) any resignation or termination of employment of any
officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

                         (i) receipt of notice that there has been a loss of, or
material order cancellation by, any major customer of the Company;

                         (j) any mortgage, pledge, transfer of a security
interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                         (k) any loans or guarantees made by the Company to or
for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;


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                         (l) any declaration, setting aside or payment or other
distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

                         (m) any other event or condition of any character that
might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

                         (n) any arrangement or commitment by the Company to do
any of the things described in this Section 2.17.

                    2.18 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                    2.19 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

                    2.20 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                    2.21 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, the failure to comply with which would have a material adverse effect on the Company.

                    2.22 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. To the extent that intellectual property is developed by employees of the Company on behalf of the Company in the scope of their employment by the Company, such property is owned by the Company. All consultants to or vendors of the Company

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



with access to confidential information of the Company are parties to a written agreement under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

                    2.23 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                    2.24 CORPORATE DOCUMENTS. The Restated Certificate and Bylaws of the Company are in the form provided to the Purchasers. The copy of the minute books of the Company contains minutes of all meetings of directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

                    2.25 REAL PROPERTY HOLDING CORPORATION. The Company is not a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

                    2.26 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No hazardous or toxic materials are used, or have been used, stored, or disposed of by the Company, or to its knowledge, by any other person or entity on any property owned, used, or leased by the Company.


                 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

                    3.1 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Amended Investors' Rights Agreement may be limited by applicable federal or state securities laws.


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                    3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is
made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Stock (or common stock issuable upon conversion thereof) to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock (or the common stock issuable upon conversion thereof). The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Stock (or the common stock issuable upon conversion thereof).

                    3.3 DISCLOSURE OF INFORMATION. The Purchaser has received and reviewed the Placement Memorandum and has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies as to enable such Purchaser to understand and evaluate the risks of such investment and form an investment decision with respect thereto. The Purchaser understands that such discussions, as well as the Placement Memorandum and other written information provided on behalf of the Company, were intended to describe the aspects of the Company's business which it believes to be material. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof or the right of the Investors to rely thereon.

                    3.4 RESTRICTED SECURITIES. The Purchaser understands that the Stock (and the common stock issuable upon conversion thereof) has not been, and will not be, registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Stock (and the common stock issuable upon conversion thereof) are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Stock (and the common stock issuable upon conversion thereof) may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Stock (and the common stock issuable upon conversion thereof) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                    3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Stock or the underlying common stock. The Purchaser has no present need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.

                    3.6 LEGENDS. The Purchaser understands that the Stock (and the common stock issuable upon conversion thereof), and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                        (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE, INCLUDING ANY INTEREST THEREIN, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS; THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN ANY MANNER, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR OTHER QUALIFICATION RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR OTHER QUALIFICATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER, SALE, OFFER OR DISPOSITION."

                        (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                    3.7 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D (the provisions of which are known to the Purchaser) promulgated under the Securities Act.

                    3.8 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

                 4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the related Closing, of each of the following conditions, unless otherwise waived:

                    4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the related Closing with the same effect as though such representations and warranties had been made on and as of the date of each Closing.

                    4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the related Closing.

                    4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the related Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                    4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the related Closing.

                    4.5 OPINIONS OF COMPANY COUNSEL. The Purchasers shall have received from Sherman & Howard L.L.C., special counsel for the Company, an opinion, dated as of the Closing in substantially the form of Exhibit F.

                    4.6 BOARD OF DIRECTORS. As of the Closing, the Board shall be comprised of six directors: David Hose, Mark Flolid, Chad Waite, Holt Thrasher, Eric Doggett, and Perry la Forge and there shall be no vacancies.

                    4.7 AMENDED INVESTORS' RIGHTS AGREEMENT. Subject to the recognition that the Closing may proceed in stages, and the other terms and conditions set forth in subparagraph 1.2(c) above, the Company, each Purchaser and David Hose, Mark Flolid and Jim Fitch shall have executed and delivered Amendment Two to the 8/1/96 Investors' Rights Agreement in substantially the form attached in Exhibit D.

                    4.8 AMENDED PRINCIPAL STOCKHOLDERS AGREEMENT. Subject to the recognition that the Closing may proceed in stages, and the other terms and conditions set forth in subparagraph 1.2(c) above, the Company, each Purchaser, and David Hose, Mark Flolid and Jim Fitch shall have executed and delivered Amendment Three to the 8/1/96 Principal Stockholders Agreement in substantially the form attached in Exhibit E.

                    4.9 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

                 5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                    5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                    5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

                    5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                    5.4 AMENDED INVESTORS' RIGHTS AGREEMENT. Subject to the recognition that the Closing may proceed in stages, and the other terms and conditions set forth in subparagraph 1.2(c) above, the Company, each Purchaser and David Hose, Mark Flolid and Jim Fitch shall have executed and delivered Amendment Two to the 8/1/96 Investors' Rights Agreement in substantially the form attached in Exhibit D.

                    5.5 AMENDED PRINCIPAL STOCKHOLDERS AGREEMENT. Subject to the recognition that the Closing may proceed in stages, and the other terms and conditions set forth in subparagraph 1.2(c) above, the Company, each Purchaser, and David Hose, Mark Flolid and Jim Fitch shall have executed and delivered Amendment Three to the 8/1/96 Principal Stockholders Agreement in substantially the form attached in Exhibit E.

                 6. MISCELLANEOUS.

                    6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                    6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                    6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado without giving effect to principles of conflicts of law.

                    6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                    6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                    6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as subsequently modified by written notice, and if to the Company, with a copy to Robert P. Mitchell at Sherman & Howard, L.L.C., 633 17th Street, Suite 3000, Denver, Colorado 80202.

                    6.7 FINDER'S FEE. Each Purchaser represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company will be responsible for payment of a placement agent fee to Salomon Smith Barney, Inc. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                    6.8 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                    6.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended by the written instrument executed by the Company and each Purchaser which has previously executed and delivered this Agreement. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon all of the Purchasers and each transferee of the Stock (or the common stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

                    6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                    6.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Stock, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                    6.12 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                    6.13 CONFIDENTIALITY. For the purposes of this Section 6.13, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Company; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or
(d) constitutes financial statements delivered to such Purchaser that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance in accordance with procedures adopted by the Purchaser in good faith to preserve as confidential information of third parties delivered to the Purchaser; provided that Purchaser may deliver or disclose Confidential Information to (i) its directors, officers employees, agents, attorneys and affiliates (to the extent such disclosure relates to administration of the investment in the Series C Preferred Stock), (ii) Purchaser's financial advisors and to other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 6.13, (iii) any other Purchaser, (iv) any institutional investor to which you sell or offer the Series C Preferred Stock or any portion thereof or any participation therein (if such person has agreed in writing with the Company prior to its receipt of such Confidential Information to be bound by the provisions of this Section 6.13), (v) any person from which you offer to purchase any Series C Preferred Stock of the Company (if such person has agreed in writing with the Company prior to its receipt of such Confidential Information to be bound by the provisions of this Section 6.13),
(vi) any federal or state regulatory authority or any governmental authority, including foreign governmental authority having jurisdiction over a Purchaser,
(vii) any nationally recognized rating agency that requires information about a Purchaser's investment portfolio or (viii) any other person to which such delivery or disclosure may be necessary (w) to effect compliance with any law, rule, regulation or order applicable to a Purchaser, (x) in response to any subpoena or other legal process or (y) in connection with any litigation to which Purchaser is a party. Each holder of Series C Preferred Stock by its acceptance of such Stock, will be deemed to have agreed to be bound by and be entitled to the benefits of this Section 6.13 as though it were a party to this Agreement.

                    6.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Stock and the common stock issuable upon conversion of the Stock.

                            [Signature Pages Follow]

                  The parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.


COMPANY:

SIGNALSOFT CORPORATION

By: /s/ DAVID HOSE
    ----------------------------
Name: David Hose
Title: President
Address: 1495 Canyon Blvd.
         Boulder, CO 80302


PURCHASERS/INVESTORS:
IDS LIFE SERIES FUND, INC.--                   AXP VARIABLE PORTFOLIO--
EQUITY PORTFOLIO                               STRATEGY AGGRESSIVE FUND

By: /s/ FREDERICK C. QUIESFELD                 By: /s/ FREDERICK C. QUIESFELD
   ------------------------------------           -----------------------------
Name:      Frederick C. Quiesfeld              Name:  Frederick C. Quiesfeld
     -----------------------------------            ---------------------------
                  (print)                                  (print)
Title:    Vice President                       Title:    Vice President
        --------------------------------             --------------------------
Address: 733 Marquette Ave.                    Address: 733 Marquette Ave.
         Minneapolis, MN 55402                          Minneapolis, MN 55402


AXP STRATEGY AGGRESSIVE FUND                   Address: 733 Marquette Ave.
                                                        Minneapolis, MN 55402
By: /s/ FREDERICK C. QUIESFELD
   -------------------------------------
Name:    Frederick C. Quiesfeld
     -----------------------------------
                  (print)
Title:      Vice President
      ----------------------------------

MEDIATEL MANAGEMENT S.A., a public limited liability company organised under the laws of the Grand Duchy of Luxembourg acting for itself and on behalf of the unitholders of MediaTel Capital organised as a non-incorporated co-proprietorship of assets being a mutual investment fund (FCP - Fonds Commun de Placement) under the laws of the Grand Duchy of Luxembourg

By:  /s/ ANTOINE GARRIGUES
   ------------------------------------
Name:    Antoine Garrigues
     ----------------------------------
             (print)
Title:    Senior Advisor
      ---------------------------------
Address: 2 Plac Metco L 4920 Luxembourg



OLYMPIC VENTURE PARTNERS III, L.P.           OVP IV ENTREPRENEURS
By: OVMC III LP ITS GP                       FUND, L.P.
                                             By: OVMC IV LLC ITS GP
By:    /s/ CHARLES P. WAITE, JR.             By:    /s/ CHARLES P. WAITE, JR.
    ----------------------------------           ------------------------------
Name:    Charles P. Waite, Jr.               Name:      Charles P. Waite, Jr.
     ---------------------------------            -----------------------------
                 (print)                                        (print)

Title:  General Partner                      Title:   Managing Member
       -------------------------------              ---------------------------

Address: 2420 Carillon Point                 Address: 2420 Carillon Point
         Kirkland WA 98033                            Kirkland WA 98033

OLYMPIC VENTURE PARTNERS IV, L.P.            TGI FUND II, LC
By: OVMC IV LLC ITS GP                       By Tredegar Investments Inc., its
                                             Manager

By:     /s/ CHARLES P. WAITE, JR.            By:   /s/ STEVEN M. JOHNSON
    ----------------------------------           ------------------------------
Name:     Charles P. Waite, Jr.              Name:    Steven M. Johnson
     ---------------------------------            -----------------------------
                  (print)                                    (print)
Title:     Managing Member                   Title:  President
       -------------------------------              ---------------------------
Address: 2420 Carillon Point                  Address: 6501 Columbia Center
         Kirkland WA 98033                             Seattle, WA 98104

BROADVIEW PARTNERS GROUP


    /s/ PETER J. MOONEY
-------------------------------------
Peter J. Mooney as nominee
for the Broadview Partners Group
Address: One Bridge Plaza
         Fort Lee NJ 07024

WA&H INVESTMENT, L.L.C.
By: Wessels, Arnold & Henderson Group, L.L.C.


By:    /s/ MARY ZIMM
   -----------------------------------
Print Name:          Mary Zimm
           ---------------------------
Print Title: Director of Finance and Administration, Dain Rauscher Wessels,
             --------------------------------------------------------------
             a division of Dain
             --------------------------------------------------------------
Rauscher  Incorporated
Address: Dain Rauscher Plaza
         60 South Sixth Street
         Minneapolis, MN 55402


  /s/ MICHAEL BERMAN
-------------------------------------
Michael Berman
Address: 14 Caroline Terrace
         London, UK SW1N825


   /s/ ROBERT P. MITCHELL
-------------------------------------
Robert P. Mitchell
825 15th Street
Boulder CO 80302


AMERICA ONLINE INC.


By:     /s/ KENNETH NOVAK              Address: 22000 AOL Way
   -----------------------------------          Dulles, VA 20166-9323
Name:     Kenneth Novak
     ---------------------------------
                  (print)
Title:  Vice Chairman
      --------------------------------

COMVERSE TECHNOLOGY, INC.


By:   /s/ WILLIAM F. SORIN                   Address: 17 E. 89th Street
   ------------------------------------               New York, NY 10128
Name:    William F. Sorin
     ----------------------------------
                  (print)
Title:  Secretary and General Counsel
      ---------------------------------


CTI CAPITAL CORP.


By:   /s/ WILLIAM F. SORIN                   Address: 17 E. 89th Street
   ------------------------------------               New York, NY 10128
Name:   William F. Sorin
     ----------------------------------
                  (print)
Title:  Secretary and General Counsel
      ---------------------------------

SIEMENS INFORMATION AND COMMUNICATION
NETWORKS, INC.

By:  /s/ DIETER DIEHN                        Address: 900 Broken Sound Parkway
   ------------------------------------               Boca Raton, FL 33487
Name:  Dieter Diehn                                   ATTN: Executive Vice
     ----------------------------------                    President & CFO
                  (print)                             COPIES TO: SIEMENS
Title:   Exec. V.P. & CFO                               CORPORATION
      ---------------------------------             1301 Avenue of the Americas
                                                    New York, NY 10019
                                                    Attn: General Counsel



SALOMON SMITH BARNEY INC.


By:  /s/ KEVIN TICE                          Address: 388 Greenwich Street
   -------------------------------------              New York, NY 10013
Name:   Kevin Tice                                    ATTN: Kevin S. Tice,
     -----------------------------------              Managing Director
                  (print)
Title:      Managing Director
      ----------------------------------

    /s/ PERRY M. LAFORGE
----------------------------------------
Perry M. LaForge
Address: 650 Town Center Drive
         Suite 820
         Costa Mesa, CA 92626



    /s/ ANDREW M. MURRAY
----------------------------------------
Andrew M. Murray
Address: 7478 Taft Street
         Arvada, CO 80005



INTEL CORPORATION



By:  /s/ ARVIND SODHANI                  Address: 2200 Mission College Blvd.
    -------------------------------               Santa Clara, CA 95052
Name:   Arvind Sodhani                            Attn: M&A Portfolio Manager-
     ------------------------------                     M/S RN6-46
                  (print)                         Fax # 408-765-6038
Title: Vice President and Treasurer
      -----------------------------


NEW GROUND CAPITAL LIMITED



By:  /s/ GORDON J. D. MCDONALD           Address: P.O. Box 20, 20 New Street.
    -------------------------------               Orbis House
Name:  Gordon J. D. McDonald                      St. Peter Port
     ------------------------------               GY14AN
                  (print)                         Channel Islands
Title:  Director
       ----------------------------

HIKARI TSUSHIN INC.



By:       /s/ MASAHIDE SAITO            Address: 2-1-1 Ohtemachi
   --------------------------------              23F Ohtemachi Nomura Blg.
Name:        Masahide Saito                      Chiyoda-ku, Tokyo
     ------------------------------              100-0004
                  (print)                        Japan
Title:  Executive Managing Director
       ----------------------------